Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value	457(f)(2)	134,349,464	N/A	$2,465,000	0.0000927	$228.51
	Total Offering Amounts					$2,465,000		$228.51
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$228.51

(1)	Based on the maximum number of shares of common stock, no par value (“Merger Shares”), of the registrant, Second Sight Medical Products, Inc., a California corporation (“Second Sight”), issuable in connection with the business combination (the “Merger”) to be effectuated pursuant to an agreement and plan of merger by and among Second Sight, Nano Precision Medical, Inc., a California corporation (“NPM”), and certain other parties named therein. This number of securities to be registered is based on the securities held by NPM securityholders, which will be converted into the right to receive the pro rata portion of 134,349,464 Merger Shares, as follows: (i) the aggregate number of issued and outstanding shares of NPM common stock prior to the Merger; (ii) the aggregate number shares of NPM common stock issuable upon the exercise of all NPM stock options outstanding as of immediately prior to the Merger and exercised by NPM securityholders in accordance with their terms; and (iii) the aggregate number of shares of NPM common stock issuable upon exercise of NPM warrants outstanding as of immediately prior to the Merger and exercised by NPM securityholders in accordance with their terms.
(2)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. The registration fee is calculated based on the book value of the equity of NPM as of December 31, 2021, the latest practicable date for which such information is available, of $2,465,000 to be acquired by Second Sight in the Merger.
(3)Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0000927.